EXHIBIT 20.2

MDSI MOBILE DATA SOLUTIONS INC.
(the “Corporation”)

Financial Statement Request Form

National Instruments 51-102 and 54-101 of the Canadian Securities Administrators provide both registered holders and beneficial owners of a Company’s securities with the opportunity to elect annually to have their names added to a Supplemental Mailing List in order to receive a copy of the Corporation’s annual and interim financial statements and the corresponding management discussion and analysis of those statements (“MD&A”).

If you wish to receive printed copies of these materials, please complete this form and either fax it to the attention of Rick Wadsworth at the Corporation at 604-207-6062, or mail it to:

MDSI Mobile Data Solutions Inc.
Attention:  Rick Wadsworth
10271 Shellbridge Way
Richmond, British Columbia
V6X 2W8

|_|	Please send me ONLY the audited financial statements and the annual MD&A for fiscal 2005.

|_|	Please send me ONLY the quarterly interim financial statements and corresponding interim MD&A to those statements for fiscal 2005.

|_|	Please send me BOTH the audited financial statements for fiscal 2005 and quarterly interim financial statements for 2005 and the corresponding MD&A to those statements.

You will not receive copies of any interim financial statements from the Corporation for the ensuing year if you do not complete and return this form.

Copies of the Corporation’s previously issued and current annual and quarterly financial statements and related MD&A are available to shareholders and to the public on the SEDAR website at www.sedar.com or from the SEC website at www.sec.gov.com.

NAME:   _____________________________________________________________

ADDRESS:   ___________________________________________________________

                       ___________________________________________________________

POSTAL/ZIP CODE:   ___________________________

I confirm that I am a shareholder of the Corporation.

SIGNATURE OF SHAREHOLDER:   ______________________________________DATE: ____________, 2005.

The Corporation will use the information collected solely for the purpose of mailing such financial statements to you and will treat your signature on this form as your consent to the above.